                                 1,800,000 Shares(1)

                                 WHITTMAN-HART, INC.

                                     Common Stock

                                UNDERWRITING AGREEMENT



                                            August __, 1996


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
VOLPE, WELTY & COMPANY
  As representatives of the several underwriters
    named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
     Securities Corporation
     277 Park Avenue
     New York, New York  10172

Gentlemen & Ladies:

    WHITTMAN-HART, INC., a Delaware corporation (the "COMPANY"), and the Selling Stockholders named on Schedule II hereto (collectively, the "SELLING STOCKHOLDERS") severally, and not jointly, propose to sell an aggregate of 1,800,000 shares of the Company's common stock, par value $0.001 per share, of the Company (the "FIRM SHARES"), to the several underwriters named in
Schedule I hereto (the "UNDERWRITERS"). The Firm Shares consist of 1,035,000 shares to be issued and sold by the Company and 765,000 shares to be sold by the Selling Stockholders. The Selling Stockholders designated in Schedule II hereto also propose to sell to the several Underwriters not more than 270,000 additional shares of the Company's common stock, par value $0.001 per share, of the Company (the "OPTION SHARES"), if and to the extent requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Option Shares are herein collectively called the "SHARES." The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Stockholders are hereinafter collectively called the "SELLERS."

- --------------------
     (1) Plus an option to purchase up to 270,000 additional shares from certain of the Selling Stockholders to cover over-allotments.

         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "ACT"), a registration statement on Form S-1 (File No. 333-_____) including a prospectus relating to the Shares, which may be amended in accordance herewith. The term "REGISTRATION STATEMENT" as used in this Agreement shall mean such registration statement, including all exhibits thereto, all financial statements therein, all documents incorporated by reference therein and all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "EFFECTIVE DATE"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended. The term "PROSPECTUS" as used in this Agreement shall mean the prospectus, including the documents incorporated by reference therein, relating to the Shares first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing of such supplement with the Commission or of the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "PRELIMINARY PROSPECTUS" as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

         2.   AGREEMENTS TO SELL AND PURCHASE; OTHER COVENANTS.

         (a) Firm Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 1,035,000 Firm Shares, (ii) each Selling Stockholders agrees, severally and not jointly, to sell the number of Firm Shares set opposite such Selling Stockholder's name in Schedule II hereto, and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per share of $_____ (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

         (b) Option Shares. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions herein, (i) each Selling Stockholder designated in Schedule II hereto agrees, severally and not jointly, to sell the number of Options Shares set forth opposite such Selling Stockholder's name in Schedule II hereto, and (ii) the Underwriters shall have the right, but not the obligation, to purchase, severally and not jointly, up to an aggregate of 270,000 Option Shares from such Selling Stockholders at the Purchase Price. Option Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Option Shares in whole or in part from time to time by giving written notice thereof to the Company and Robert F. Bernard or Kevin M. Gaskey, the attorneys-in-fact for the Selling Stockholders (the "ATTORNEYS"), within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Option Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. The number of Option Shares which the Underwriters elect to purchase shall be provided by the Selling Stockholders designated in Schedule II hereto in proportion to the respective maximum numbers of Option Shares which such Selling Stockholders have agreed to sell. If any Option Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder the number of Option Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Option Shares to be purchased from such Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

         (c) Lock-Up. The Company agrees, and each Selling Stockholder agrees, severally and not jointly and solely with respect to his, her or itself and his, her or its Shares, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement (a "LOCK-UP AGREEMENT") executed by each of the directors and officers of the Company who is not a Selling Stockholder, pursuant to which each such person agrees not to offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or in any other manner transfer all or any portion of the economic consequences associated with the ownership of such Common Stock, except to the Underwriters pursuant to this Agreement, for a period commencing no later than the date of the Prospectus and ending October 29, 1996 (the "LOCK-UP PERIOD"), without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"); provided, however, that no director or officer who executed and delivered to you a Lock-Up Agreement in connection with the Company's initial public offering shall be required to execute a Lock-Up Agreement pursuant to this Agreement. Notwithstanding the foregoing, during the Lock-Up Period (i) the Company may grant stock options pursuant to its Incentive Stock Plan (as such term is defined in the Prospectus); provided that any such options granted pursuant to such Plan shall not by their terms be exercisable during the Lock-Up Period, (ii) the Company may issue shares of its Common Stock upon the exercise of options outstanding on May 2, 1996, and (iii) any person signing an agreement pursuant to this section 2(c) shall be permitted to transfer shares of Common Stock by gift to any person who signs and delivers to you an agreement to hold such transferred Common Stock on the same terms during the remainder of the Lock-Up Period.

         3. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the Effective Date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         4. DELIVERY AND PAYMENT. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on August __, 1996 (the "CLOSING DATE"), at the offices of Sachnoff & Weaver, Ltd., 30 South Wacker Drive, Suite 2900, Chicago, Illinois. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Sellers.

         Delivery to the Underwriters of and payment for any Option Shares to be purchased by the Underwriters shall be made at the offices of Sachnoff & Weaver, Ltd., 30 South Wacker Drive, Suite 2900, Chicago, Illinois at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "OPTION CLOSING DATE"). Any such Option Closing Date and the location of delivery of and the form of payment for such Option Shares may be varied by agreement between you and the Sellers.

         Payment for the Shares purchased from the Company shall be made to the Company or its order, and payment for the Shares purchased from the Selling Stockholders shall be made to the Custodian (as defined herein), for the account of the Selling Stockholders, in each case in same day funds. Such payment shall be made against delivery of certificates for the Shares to you for the respective accounts of the several Underwriters as set forth below, against receipt therefor signed by you. Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the respective Sellers, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by certified or official bank checks payable in same day funds to the order of the Custodian for the account of the applicable Sellers.

         5.   AGREEMENTS OF THE COMPANY.  The Company agrees with you:

         (a) To use its best efforts to cause the Registration Statement to become effective at the earliest possible time.

         (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the

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    Prospectus or for additional information, (iii) of the issuance by the
    Commission of any stop order suspending the effectiveness of the Registration Statement (a "STOP ORDER") or the initiation of any proceeding for such purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction, or with respect to the initiation of any proceeding for such purposes, and (v) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue a Stop Order, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

         (c) To furnish to you, without charge, three signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

         (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

         (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request; provided, however, that delivery of copies of the Prospectus (as amended or supplemented and including any incorporated documents) more than six months after the date of this Agreement shall be at the expense of the Underwriter requesting such delivery.

         (f) If during the period specified, and subject to the proviso in paragraph (e), any event shall occur as a result of which, in the opinion of counsel for the Company and counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

         (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction.

         (h) To mail and make generally available to its stockholders not later than the 45th day following the end of the fifth fiscal quarter occurring after the Effective Date an earnings statement in accordance with
    Section 11(a) of the Act and Rule 158 thereunder, and to advise you in writing when such statement has been so made available.

         (i)  During the period of five years after the date of this Agreement,
    (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company, and its subsidiaries, if any, on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

         (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries, if any, as you may reasonably request.

         (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each Preliminary Prospectus and all amendments and supplements to any of them prior to or during the period and subject to the proviso specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph
    (e), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. ("NASD") in connection with the offering (including the disbursements of counsel for the Underwriters relating to such filing and clearance), (vi) the listing of the Shares on the Nasdaq National Market, (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold and (viii) the performance by the Sellers of their other obligations under this Agreement. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution" and the third paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, their travel and entertainment expenses, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make, including, but not limited to, the "tombstone" advertisement and expenses associated with the preparation of prospectus memorabilia.

         (l) To use its best efforts to maintain the inclusion of the Common Stock on the Nasdaq National Market (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

         (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

         (a) The Registration Statement has become effective; no Stop Order is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions in such Preliminary Prospectus based upon information relating to any underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, results of operations or financial condition of the Company (a "MATERIAL ADVERSE EFFECT").

         (e) The Company does not have any subsidiaries. Except as disclosed in the Prospectus, the Company does not own shares of stock or interests in any other corporation, association or organization.

         (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         (g) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

         (h) The Company is not in violation of its charter or by-laws, and the Company and its "PREDECESSORS" (which for purposes of this Agreement shall mean Whittman-Hart L.P. and Whittman-Hart, Ltd.) are not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its Predecessors is a party or by which it or any of its Predecessors or their respective property is bound, which default could have a Material Adverse Effect.

         (i) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except (A) as rights to indemnity and contribution may be limited by applicable laws and considerations of public policy, (B) as may be limited by the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting rights and remedies of creditors generally, and (C) as may be limited by the effects of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), whether applied by a court of law or equity. The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of, or filing with, any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, (x) the charter or by-laws of the Company or (y) any agreement, indenture or other instrument to which it is a party or by which it or its properties are bound, or violate or conflict with (z) any laws, administrative regulations or rulings or court decrees applicable to the Company or its property, except in the cases of (y) and
    (z) such conflicts, breaches, defaults, violations or conflicts which could not have a Material Adverse Effect.

         (j) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or its Predecessors is a party or of which any of their respective properties are subject and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

         (k) Neither the Company nor its Predecessors has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), nor to the best of the Company's knowledge, any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any Material Adverse Effect.

         (l) The Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), if any, including, without limitation, under any applicable Environmental Laws, as are necessary in all material respects, to own, lease and operate its respective properties and to conduct its business; the Company has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and, except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company.

         (m) Except as otherwise set forth in the Prospectus or such as are not material to the business, prospects, financial condition or results of operations of the Company, the Company has good title to all property and assets described in the Registration Statement as being owned by it, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable. All leases to which the Company is a party are valid and binding upon the Company and, to the best of the Company's knowledge, upon the respective lessors thereunder and no default has occurred or is continuing thereunder on the part of the Company and, to the best of the Company's knowledge, on the part of the respective lessors, which might result in any Material Adverse Effect, and the Company enjoys peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company.

         (n) The Company maintains the insurance set forth in the Certificate of Insurance dated __________, 1996 previously furnished to you.

         (o) KPMG Peat Marwick LLP are independent public accountants with respect to the Company as required by the Act.

         (p) The Company owns or possesses adequate rights with respect to the use of all trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights (collectively, "INTELLECTUAL PROPERTY") described or referred to in the Prospectus as owned or used by it, or which are necessary for the conduct of its business as described in the Prospectus, other than Intellectual Property the lack of which would not reasonably be expected to result in a

    Material Adverse Effect, and no such rights as are material to the business and prospects of the Company expire or are subject to termination at the election of another party without cause or the Company's consent at a time or under circumstances which would have a Material Adverse Effect. The Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable ruling or filing, would reasonably be expected to result in a Material Adverse Effect.

         (q) The Company is not involved in any labor dispute which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, nor, to the knowledge of the Company, is any such dispute threatened.

         (r)  The Company's outstanding Common Stock is registered pursuant to
    Section 12(g) of the Exchange Act and is listed on the Nasdaq National
    Market.

         (s) The Company has filed all federal, state, local and foreign income and other tax returns which have been required to be filed (or have obtained any required extensions in connection therewith); all such returns are complete, accurate and correct in all material respects and the Company and its Predecessors have paid all taxes indicated by said returns and all assessments received by any of them to the extent that such taxes have become due and are not being contested in good faith.

         (t) The financial statements, together with related schedules and notes, forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its Predecessors on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

         (u) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (v) Except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

         (w) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company except as otherwise disclosed in the Registration Statement.

         (x) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

         (y) Except as disclosed in the Prospectus, the Company has not paid any dividends to any holders of the capital stock of the Company.

         (z) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

         (aa) To the best of the Company's knowledge, no officer, director or five percent stockholder of the Company has an "association" or "affiliation" with any member of the NASD, within the meaning of Article III, Section 44 of the Rules of Fair Practice of the NASD.

         (bb) The reorganization contemplated by the Unit Contribution Agreement dated December 28, 1995 (the "CONTRIBUTION AGREEMENT"), among Robert Bernard, F-WH Corporation, a Delaware corporation, PVP-WH Corporation, a Delaware corporation, Whittman-Hart General Partner, Ltd., a Delaware corporation, and the Company has been duly and validly consummated and has become effective under applicable law. No consent, approval, authorization or order of any government or governmental agency which had jurisdiction over any of the parties to the Contribution Agreement or over their respective properties was required for the execution and delivery of the Contribution Agreement and the consummation of the transactions contemplated thereby, except for such consents, approvals, authorizations or orders as have been duly and timely received or obtained. The performance of the Contribution Agreement and the consummation of the transactions therein contemplated did not result in a breach or violation of any of the terms or provisions of, or constitute a default under,
    (i) any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust or loan agreement, or under any material lease, contract, joint venture or other agreement, in each case to the best of the Company's knowledge, to which any of the parties to the Contribution Agreement was a party or by which any of such parties or their respective properties were bound, (ii) the charter or by-laws of any of the parties to the Contribution Agreement, or (iii) any law or, to the best of the Company's knowledge, order of any court which had jurisdiction over any of the parties to the Contribution Agreement or over their respective properties.

         7. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder severally represents, warrants and, with respect to paragraph 7(i) below, covenants and agrees, in each case solely with respect to him, her or itself and his, her or its Shares, to and with each Underwriter that:

         (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date (and Option Closing Date, if applicable) will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

         (b) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

         (c) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and the Custody Agreement between such Selling Stockholder and Harris Trust & Savings Bank, as Custodian (the "CUSTODY AGREEMENT") and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement and the Custody Agreement, have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and each of this Agreement and the Custody Agreement is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except (A) as rights to indemnity and contribution may be limited by applicable laws and considerations of public policy, (B) as may be limited by the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting rights and remedies of creditors generally, and (C) as may be limited by the effects of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), whether applied by a court of law or equity.

         (d) The power of attorney signed by such Selling Stockholder appointing the Attorneys, or either one of them, as such Selling Stockholder's attorneys-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, except (A) as rights to indemnity and contribution may be limited by applicable laws and considerations of public policy, (B) as may be limited by the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting rights and remedies of creditors generally, and (C) as may be limited by the effects of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), whether applied by a court of law or equity, and, pursuant to such power of attorney, such Selling Stockholder has authorized the Attorneys, or either one of them, to execute and deliver on his behalf this

    Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

         (e) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

         (f) The execution, delivery and performance of this Agreement by such Selling Stockholder, compliance by such Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, (x) organizational documents of such Selling Stockholder, if not an individual, or (y) any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or property of such Selling Stockholder is bound, or violate or conflict with (z) any law, administrative regulation or ruling or court decree applicable to such Selling Stockholder or property of such Selling Stockholder, except in the cases of (y) and (z), conflicts, breaches, defaults, or violations which would not have a Material Adverse Effect on such Selling Stockholder or his, her or its ability to consummate the transactions contemplated hereby.

         (g) Certificates in negotiable form for the Shares to be sold by such Selling Stockholder have been placed in custody under the Custody Agreement with Harris Trust & Savings Bank (the "CUSTODIAN") for delivery under this Agreement. Such Selling Stockholder specifically agrees that the Shares represented by the certificates so held in custody for such Selling Stockholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Stockholder for such custody, including the power of attorney referenced in such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Stockholder shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of such Selling Stockholder (or, in the case of a Selling Stockholder that is not an individual, the dissolution or liquidation of such Selling Stockholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such Shares hereunder, certificates for such Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the

    Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

         (h) Such information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Stockholder does not, and will not on the Closing Date (and any Option Closing Date, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

         (i) If, at any time during the period described in paragraph 5(e) hereof, there is any change in the information referred to in paragraph 7(h) above with respect to such Selling Stockholder, such Selling Stockholder will immediately notify you and the Company of such change.

         8. INDEMNIFICATION. (a) The Company and each Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages, liabilities and judgments ("LOSSES"), joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, state securities laws, common law or otherwise, and the Company and the Selling Stockholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such Losses or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference into any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Stockholders contained in this paragraph (a) shall not apply with respect to any statement or omission if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto; (2) the indemnity agreements of the Company and the Selling Stockholders contained in this Section 8(a) and the contribution provided for in Section 8(d), with respect to any Preliminary Prospectus or the Prospectus, shall not inure to the benefit of any Underwriter or controlling person of such Underwriter from whom the person asserting any Losses purchased the Shares which are the subject thereof, if at or prior to the written confirmation of the sale of such Shares a copy of the most recent Prospectus (or the Prospectus as most recently amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact was corrected in such Prospectus (or Prospectus as amended or supplemented), unless such failure was the result of noncompliance by the Company with Section 5(e) hereof; (3) the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph (a) and paragraph (d) below shall be limited to an amount equal to the aggregate price at which the Shares sold by such Selling Stockholder hereunder were offered to the public; and (4) the indemnity agreements of the Selling Stockholders (other than Robert F. Bernard, Edward V. Szofer and Kevin M. Gaskey) contained in this paragraph (a) shall apply solely with respect to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Selling Stockholder.

         (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or the Selling Stockholders, such Underwriter shall promptly notify the Company and the Selling Stockholders, as appropriate, in writing and the Company and the Selling Stockholders shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses of such counsel. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company and the Selling Stockholders, (ii) the Company and the Selling Stockholders shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company or any Selling Stockholder, as the case may be, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Selling Stockholders, as the case may be (in which case the Company and the Selling Stockholders shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company and the Selling Stockholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such reasonable fees and expenses shall be reimbursed as they are incurred). A Seller shall not be liable for any settlement of any such action effected without the written consent of such Seller but if settled with the written consent of such Seller, such Seller agrees to indemnify and hold harmless any

Underwriter and any such controlling person from and against any loss or liability as provided by such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such reasonable fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than thirty business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, controlling such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company or any Selling Stockholder or any person controlling such Selling Stockholder based on the Registration Statement, the Prospectus or any Preliminary Prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Sellers and the Company, its directors, any such officers and any person controlling the Company and the Selling Stockholders and any person controlling such Selling Stockholders shall have the rights and duties given to the Underwriter, in each case by Section 8(b) hereof, MUTATIS MUTANDIS.

         (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any Losses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers and the Underwriters in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Sellers and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         (e) Each Seller hereby designates Whittman-Hart, Inc., a Delaware corporation, 311 South Wacker Drive, Suite 3500, Chicago, Illinois 60606-6618, as its authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by any Underwriter or person controlling an Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Seller will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Seller, at the address for notices specified in Section 13 hereof.

         9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no Stop Order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

         (c)(i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its Predecessors shall have no liability or obligation, direct or contingent, which is material to the Company other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Robert F. Bernard and Kevin
    M. Gaskey, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (b), and (c) of this Section 9.

         (d) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date, and you shall have received a certificate to such effect, dated the Closing Date, from each Selling Stockholder.

         (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Sachnoff & Weaver, Ltd., Chicago, Illinois, counsel for the Company and the Selling Stockholders ("SACHNOFF & WEAVER"), to the effect that:

              (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

              (ii) the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

              (iii) all the outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

              (iv) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights;

              (v) this Agreement has been duly authorized, executed and delivered by the Company and each of the Selling Stockholders and is a valid and binding agreement of the Company and each Selling Stockholder enforceable in accordance with its terms, except (A) as rights to indemnity and contribution may be limited by applicable laws and considerations of public policy, (B) as may be limited by the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting rights and remedies of creditors generally, and (C) as may be limited by the effects of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), whether applied by a court of law or equity;

              (vi) the authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus;

              (vii) the Registration Statement has become effective under the Act, no Stop Order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

              (viii) the statements under the caption "Description of Capital Stock" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

              (ix) the Company is not in violation of its charter or by-laws and, to the best of such counsel's knowledge, the Company is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company, to which the Company is a party or by which it or its property is bound;

              (x) the execution, delivery and performance of this Agreement by the Company and each Selling Stockholder, compliance by the Company and each Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or the organizational documents of any Selling Stockholder that is not an individual or, to the best of such counsel's knowledge, any material agreement, indenture or other instrument to which the Company or any Selling Stockholder is a party or by which the Company or any Selling Stockholder or their respective properties are bound, or violate or conflict with any laws, administrative regulations or, to the best of such counsel's knowledge, rulings or court decrees applicable to the Company or any Selling Stockholder or their respective properties;

              (xi) to the best of such counsel's knowledge, there are no legal or governmental proceeding pending or threatened to which the Company or any of its Predecessors is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, nor to the best of such counsel's knowledge, is there any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

              (xii) the Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in all material respects in the manner described in the Prospectus;

              (xiii) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

              (xiv) to the best of such counsel's knowledge, except as indicated in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company;

              (xv) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements and notes thereto, supporting schedules and other financial information included therein, as to which no opinion need be expressed) comply as to form in all material respects with the Act;

              (xvi) the Custody Agreement has been duly authorized, executed and delivered by each Selling Stockholder and is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms' except (A) as rights to indemnity and contribution may be limited by applicable laws and considerations of public policy, (B) as may be limited by the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting rights and remedies of creditors generally, and (C) as may be limited by the effects of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), whether applied by a court of law or equity;

              (xvii) each Selling Stockholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement and the Custody Agreement;

              (xviii)   delivery of the Shares to be sold by each Selling
         Stockholder to the Underwriters against payment therefor as provided in this Agreement will pass title to such Shares free and clear of any adverse claim, assuming that each Underwriter purchases the Shares in good faith without notice of any adverse claim;

              (xix) the power of attorney signed by each Selling Stockholder appointing the Attorneys, or either of them, as his attorneys-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, except
         (A) as rights to indemnity and contribution may be limited by applicable laws and considerations of public policy, (B) as may be limited by the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting rights and remedies of creditors generally, and (C) as may be limited by the effects of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), whether applied by a court of law or equity, and pursuant to such power of attorney, each of the Selling Stockholders has authorized the Attorneys, or either of them, to execute and deliver on their behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement;

              (xx) to the best of such counsel's knowledge, all leases to which the Company is a party are valid and binding upon the Company, except
         (A) as may be limited by the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting rights and remedies of creditors generally, and (B) as may be limited by the effects of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), whether applied by a court of law or equity, and no default on the part of the Company has occurred or is continuing thereunder, which might result in any material adverse change in the business, financial condition or results of operations of the Company, and the Company presently enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee with such exceptions as do not materially interfere with the use made by the Company; and

              (xxi) the reorganization contemplated by the Contribution Agreement has been duly and validly consummated and has become effective under applicable law; no consent, approval, authorization or order of any government or governmental agency which had jurisdiction over any of the parties to the Contribution Agreement or over their respective properties was required for the execution and delivery of the Contribution Agreement and the consummation of the transactions contemplated thereby, except for such consents, approvals, authorizations or orders as have been duly and timely received or obtained; and the performance of the Contribution Agreement and the consummation of the transactions therein contemplated did not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust or loan agreement, or any material lease, contract, joint venture or other agreement, in each case to the best of such counsel's knowledge, to which any of the parties to the Contribution Agreement was a party or by which any of such parties or their respective properties were bound, (ii) the charter or by-laws of any of the parties to the Contribution Agreement, or (iii) any law or, to the best of such counsel's knowledge, order of any court which had jurisdiction over any of the parties to the Contribution Agreement or over their respective properties.

         Such counsel shall further state that, based upon their participation in the preparation of the Registration Statement and the Prospectus, and any amendment or supplement thereto, and upon their review and discussions of the contents thereof, but without independent check or verification except as specified, nothing has come to their attention that has caused them to believe that the Registration Statement (except for financial statements and notes thereto and financial statement schedules included therein), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and notes thereto and financial statement schedules included therein) or any amendment or supplement thereto, at the date the Registration Statement became effective or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The opinion of Sachnoff & Weaver described in paragraph (e) above shall be rendered to you at the request of the Company and the Selling Stockholders and shall so state therein. In rendering such opinion, Sachnoff & Weaver may rely upon the opinion of McDermott, Will & Emery as to the matters set forth in subparagraph (xxi), and upon opinions of Hopkins & Sutter as to certain matters regarding certain of the Selling Stockholders, provided in each such case however, that Sachnoff & Weaver indicates that it is so relying, identifies the firm upon whose it opinion it is relying, indicates that it believes it is reasonable in so relying and provides the Underwriters with a copy of the opinion so relied upon.

         (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of Katten Muchin & Zavis, counsel for the Underwriters, as to the matters referred to in clauses (iv), (v) (but only with respect to the Company) and (viii) (but only with respect to the statements under the captions "Description of Capital Stock" and "Underwriting") and (xv) of the foregoing paragraph (e). Said counsel shall also provide negative assurances regarding the contents of the Prospectus substantially similar to those provided by counsel to the Company.

         (g) You shall have received from KPMG Peat Marwick LLP a letter or letters, in form and substance reasonably satisfactory to you and your counsel addressed to the Underwriters and dated the Closing Date and any later date on which Option Shares are purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the "ORIGINAL LETTER"), but carried out to a date not more than five business days prior to the Closing Date or such later date on which Option Shares are purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter, or their knowledge thereof, after the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. If such Original Letter discloses any material adverse decreases or increases, as the case may be, in the items specified therein which are not set forth in or contemplated by the Prospectus, or if the subsequent letter or letters to be delivered at the Closing discloses any material adverse change in the statements and conclusions set forth in the Original Letter, which in either case, in the reasonable judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated by the Prospectus, this Agreement and all obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company in the manner and with the effect provided below in Section 12 of this Agreement.

         (h) The Company and the Selling Stockholders shall not have failed at or prior to the Closing Date to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

         (i) On or prior to the Closing Date, you shall have received written Lock-Up Agreements in the form and from the persons contemplated by Section 2(c) hereof.

The several obligations of the Underwriters to purchase any Option Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Option Shares and other matters related to the issuance of such Option Shares.

         10.   TERMINATION.

         (a) This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company or the earnings, affairs, or business prospects of the Company, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on either such exchange or the Nasdaq National Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         (b) If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Option Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Firm Shares or Option Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Option Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Option Shares, as the case may be, and the aggregate number of Firm Shares or Option Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the applicable Sellers for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the applicable Sellers. Nothing in this Agreement shall relieve any Underwriter so defaulting from liability therefor. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         11. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder severally agrees with you and the Company:

         (a) To pay or to cause to be paid all transfer taxes with respect to the Shares to be sold by such Selling Stockholder; and

         (b) To take all reasonable actions in cooperation with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time, to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

         12. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Whittman-Hart, Inc., 311 South Wacker Drive, Suite 3500, Chicago, Illinois 60606-6618,
(b) if to the Selling Stockholders, to the Attorneys c/o the Company, 311 South Wacker Drive, Suite 3500, Chicago, Illinois 6060-6618 and (c) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities

Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other covenants of the Selling Stockholders, the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Sellers, the officers or directors of the Company or any controlling person of the Sellers, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Sellers to comply with the terms or to fulfill any of the conditions of this Agreement, or if this Agreement is terminated pursuant to Section 10 hereof due to a default hereunder or violation of the Act or Exchange Act by the Company, other than (in either case) by reason of a default hereunder by any of the Underwriters, the Sellers agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them, which expense reimbursement shall constitute the Underwriters' sole remedy hereunder in such circumstances.

         Except as otherwise expressly provided herein, this Agreement has been and is made solely for the benefit of and shall be binding upon the Sellers, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "SUCCESSORS AND ASSIGNS" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of law principles.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                                  *   *   *   *   *

         Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholders and the several Underwriters.


                                  Very truly yours,

                                  WHITTMAN-HART, INC.


                                  By:
                                     -------------------------------------
                                  Title:
                                        ----------------------------------



                                  THE SELLING STOCKHOLDERS NAMED
                                    IN SCHEDULE II HERETO


                                  By:
                                     -------------------------------------
                                            Attorney-in-Fact




DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
VOLPE, WELTY & COMPANY


Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By:  DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION


By:
   --------------------------------
Title:
     -----------------------------

                                      SCHEDULE I


                                                                NUMBER OF
                                                                FIRM SHARES
    NAME                                                        BEING SOLD
    ----                                                        -----------
Donaldson, Lufkin & Jenrette Securities Corporation ............

Volpe Welty & Company ..........................................


                                                                 ---------------

    TOTAL                                                        1,800,000
                                                                  --------------
                                                                  --------------

                                     SCHEDULE II

                                 SELLING STOCKHOLDERS


                                              NUMBER OF    NUMBER OF
                                            FIRM SHARES    OPTION SHARES
NAME                                         BEING SOLD    BEING SOLD
- ----                                         ----------    -------------


                                            -----------    -------------


 Total .................................        765,000          270,000
                                            -----------    -------------
                                            -----------    -------------